Exhibit 32

Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chairman of the Board and President and the Secretary and Tresurer of Bank Building Corporation, respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-QSB for the period ended September 30, 2007, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Bank Building Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

DATE: November 13, 2007	/s/ Worth Harris Carter, Jr.
Worth Harris Carter, Jr.
Chairman of the Board and President
(principal executive officer)

DATE: November 13, 2007	/s/ Jane Ann Davis
Jane Ann Davis
Secretary and Treasurer
(principal financial officer)